CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 29, 2007

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2007 EARNINGS

Highlights

▪	Income from continuing operations increased 5 percent over third quarter 2006
▪	Year-to-date noninterest income grew by 10 percent over year-to-date 2006
▪	Total loans increased $152.0 million or 7 percent compared to one year ago
▪	Total deposits increased $130 million or 6 percent compared to one year ago
▪	Announced intention to open a de novo bank in Minnesota

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income (in millions)	$6.9	$6.9	$18.9	$17.6
Income from continuing operations (in millions)	6.9	6.6	17.2	16.8
Diluted earnings per share	0.42	0.41	1.14	1.05
Diluted earnings per share from continuing operations	0.42	0.39	1.04	1.00

Return on average assets	0.86%	0.91%	0.80%	0.81%
Return on average equity	12.72	13.93	11.89	12.23
Net interest margin	3.87	4.16	3.98	4.22

“Several areas of Heartland’s performance stand out as very positive for the third quarter and year-to-date: Earnings from continuing operations are up over last year, noninterest income reflects very good increases, noninterest expenses continue to moderate and deposit balances are showing solid growth.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, October 29, 2007—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported stable earnings for the third quarter of 2007. Net income of $6.9 million, or $0.42 per diluted share, for the quarter ended September 30, 2007, was consistent with net income of $6.9 million, or $0.41 per diluted share, earned during the third quarter of 2006.  Return on average equity was 12.72 percent and return on average assets was 0.86 percent for the third quarter of 2007, compared to 13.93 percent and 0.91 percent, respectively, for the same quarter in 2006.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “Several areas of Heartland’s performance stand out as very positive for the third quarter and year-to-date:  Earnings from continuing operations are up over last year, noninterest income reflects very good increases, noninterest expenses continue to moderate and deposit balances are showing solid growth.”

Net income recorded for the first nine months of 2007 was $18.9 million, or $1.14 per diluted share, an increase of $1.3 million or 7 percent over net income of $17.6 million, or $1.05 per diluted share, recorded during the first nine months of 2006. Return on average equity was 11.89 percent and return on average assets was 0.80 percent for the first nine months of 2007, compared to 12.23 percent and 0.81 percent, respectively, for the same period in 2006. During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after-tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the first nine months of 2006 was $18.9 million, or $1.13 per diluted share. Because of the non-recurring nature of this expense, management believes that this pro-forma presentation can help investors understand Heartland’s financial performance for the first nine months of 2006.

The sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana, was completed on June 22, 2007.  Included in the sale were $20.9 million of loans and $30.2 million of deposits. The results of operations of the branch have been reflected on the income statement as discontinued operations for the prior periods reported. Also included on the income statement as discontinued operations for the prior periods are the results of operations of ULTEA, Inc., Heartland’s fleet leasing subsidiary, which was sold to ALD Automotive on December 22, 2006. During the nine-month period ended September 30, 2007, income from discontinued operations included a $2.4 million pre-tax gain recorded as a result of the sale of the Broadus branch.

Income from continuing operations was $6.9 million, or $0.42 per diluted share, during the third quarter of 2007 compared to $6.6 million, or $0.39 per diluted share, during the third quarter of 2006. This increase in earnings from continuing operations was primarily a result of a lower provision for loan losses, which was $575,000 during the third quarter of 2007 compared to $1.4 million during the third quarter of 2006. For the nine months ended September 30, 2007, income from continuing operations was $17.2 million, or $1.04 per diluted share, compared to $16.8 million, or $1.00 per diluted share, during the same period in 2006. This increase in earnings resulted from an improvement in net interest income and noninterest income that outweighed additional provision for loan losses and noninterest expenses recorded during the nine-month comparative periods.

Net Interest Margin Constrained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.87 percent during the third quarter of 2007 compared to 4.16 percent for the third quarter of 2006 and 4.02 percent for the second quarter of 2007.  Contributing to the decline in net interest margin during the third quarter of 2007 was a shift in Heartland’s asset mix as a larger percentage of earning assets was held in fed funds sold or investments. Also affecting the net interest margin was the impact of foregone interest on Heartland’s nonperforming loans which had increased during the second and third quarters of 2007. Additionally, early in the third quarter of 2007 a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment affects net interest margin while the corresponding earnings on this investment is recorded as noninterest income. Given the asset sensitive posture of Heartland’s balance sheet, the most recent 50 basis point rate cut by the Fed and the anticipation of another 25 basis point rate cut when the Fed meets later this week, Heartland will be challenged to maintain its net interest margin at the current level.

Net interest income on a tax-equivalent basis totaled $28.2 million during the third quarter of 2007, an increase of $424,000 or 2 percent from the $27.8 million recorded during the third quarter of 2006.  For the nine-month period during 2007, net interest income on a tax-equivalent basis was $84.6 million, an increase of $4.0 million or 5 percent from the $80.6 million recorded during the first nine months of 2006. Contributing to these increases was the $246.6 million or 9 percent growth in average earning assets during the comparable quarterly periods and the $289.3 million or 11 percent growth in average earning assets during the first nine months of 2007 compared to 2006.

On a tax-equivalent basis, interest income in the third quarter of 2007 totaled $55.6 million compared to $50.7 million in the third quarter of 2006, an increase of $4.9 million or 10 percent. For the first nine months of 2007, interest income on a tax-equivalent basis increased $22.7 million or 16 percent over the same period in 2006. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. Interest expense for the third quarter of 2007 was $27.4 million compared to $22.9 million in the third quarter of 2006, an increase of $4.5 million or 20 percent. On a nine-month comparative basis, interest expense increased $18.8 million or 31 percent. Approximately 77 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.87 percent.

Noninterest Income Rises; Noninterest Expense Moderates Despite Investments in New Facilities

Noninterest income increased by $415,000 or 6 percent during the third quarter of 2007 compared to the same quarter in 2006. The categories experiencing the largest increases were trust fees, brokerage and insurance commissions and income on bank owned life insurance. For the first nine months of 2007, noninterest income increased $2.1 million or 10 percent over the same period in 2006, primarily from trust fees, brokerage and insurance commissions, gains on sale of loans and income on bank owned life insurance.

For the third quarter of 2007, noninterest expense increased $1.6 million or 7 percent in comparison with the same period in 2006. The largest component of noninterest expense, salaries and employee benefits, increased $1.3 million or 10 percent during the third quarter of 2007 in comparison to the third quarter of 2006. This growth in salaries and employee benefits expense was primarily due to additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries and the formation and expansion of Summit Bank & Trust. For the nine-month period ended September 30, 2007, noninterest expense increased $3.1 million or 4 percent when compared to the same nine-month period in 2006. Exclusive of the $2.4 million judgment recorded during the first quarter of 2006, noninterest expense increased $5.5 million or 8 percent in comparison to the first nine months of 2006. Again, the largest contributor to this increase was salaries and employee benefits which grew by $4.2 million or 11 percent during this nine-month comparative period, primarily due to the expansion efforts. Total full-time equivalent employees increased to 975 at September 30, 2007, from 953 at September 30, 2006. Also included in salaries and employee benefits are the expenses related to stock options granted, which are usually awarded during the first quarter of each year. These expenses are recorded throughout the vesting period of the grants with a larger portion of the expense being recorded during the first quarter of the year due to early retirement provisions within the option agreements.

Fuller said, “Heartland continues to make strategic investments in future growth by expanding its banking franchise.  In the recent weeks, new banking offices have been opened by Rocky Mountain Bank in Billings, Montana, and Arizona Bank & Trust in Gilbert, Arizona. Summit Bank & Trust is currently putting the finishing touches on a new office in the community of Erie, Colorado, with an opening planned for this week.”

“Heartland is continuing its de novo expansion strategy with the recent announcement of its plan to charter a new bank, Minnesota Bank & Trust. We are excited about the prospects of competing in the Twin Cities market and are planning to ramp up our presence with a Loan Production Office in Edina, the location of the proposed bank’s main office.  Our goal is to open Minnesota Bank & Trust in the first quarter of next year.”

Heartland’s effective tax rate was 29.56 percent for the third quarter of 2007 compared to 32.84 percent for the third quarter of 2006.  On a nine-month comparative basis, Heartland’s effective tax rate was 31.01 percent during 2007 and 31.55 percent during 2006. The decrease in Heartland’s effective tax rate during the third quarter of 2007 resulted from $1.1 million in projected federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s newly acquired 99.9 percent ownership interest in two limited liability companies that own certified historic structures.  During both years, low-income housing tax credits were projected to total $225,000 for the year.
Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 17.74 percent during the third quarter of 2007 compared to 16.46 percent during the same quarter of 2006. For the nine-month periods ended September 30, 2007 and 2006, tax-exempt income as a percentage of pre-tax income was 18.91 percent and 19.38 percent, respectively. The tax-equivalent adjustment for this tax-exempt interest income was $939,000 during the third quarter of 2007 compared to $900,000 during the same quarter in 2006. For the nine-month comparative period, the tax-equivalent adjustment for tax-exempt interest income was $2.8 million for 2007 and $2.7 million for 2006.

Loan Growth Slows; Deposits Increase

At September 30, 2007, total assets had increased $144.2 million or 6 percent annualized since year-end 2006, primarily because of loan growth. Total loans and leases were $2.3 billion at September 30, 2007, an increase of $126.3 million or 8 percent annualized since year-end 2006. The sale of the Broadus branch of Rocky Mountain Bank included loans of $20.9 million. The growth in loans was balanced between our Midwestern and Western markets. The Heartland subsidiary banks experiencing notable loan growth so far this year were Dubuque Bank and Trust Company, New Mexico Bank & Trust, Rocky Mountain Bank and Summit Bank & Trust. The commercial and commercial real estate loan category grew by $127.5 million or 11 percent annualized. Included in this change was the reclassification of $28.3 million of commercial real estate loans at Wisconsin Community Bank from the loans held for sale portfolio to the loans held to maturity portfolio as management intends to hold those loans in its portfolio.

Fuller commented, “While year over year loan growth has been good, we’ve seen loan demand slow as the year has progressed. Despite this, we anticipate a reasonably good year in loan production, though we are focusing much more attention on nonperformers.”

Total deposits at September 30, 2007, were $2.4 billion, an increase of $109.6 million or 6 percent annualized since year-end 2006. The sale of the Broadus branch of Rocky Mountain Bank included deposits of $30.2 million. Growth in deposits was weighted more heavily in our Western markets. Demand deposits experienced a $3.8 million or 1 percent annualized decline of which $3.4 million is attributable to the Broadus branch sale. Savings deposit balances experienced a $27.9 million or 5 percent annualized increase despite the $10.6 million in savings deposits lost as part of the Broadus branch sale. The increase in savings deposits primarily resulted from the promotion of a new money market product, as well as additional temporary deposits by a municipality in the Galena State Bank & Trust market.  Time deposits, excluding brokered time deposits, increased $70.0 million or 9 percent annualized with over half of the growth at the Midwestern banks where depositors tend to be more desirous of the term deposit product. Included in the Broadus branch sale were $16.2 million in time deposits. Brokered time deposit balances increased $15.5 million during the first nine months of the year, primarily to replace the reduction in balances at Rocky Mountain Bank as a result of the Broadus branch sale. At September 30, 2007, brokered time deposits totaled $116.1 million or 5 percent of total deposits compared to $100.6 million or 4 percent of total deposits at year-end 2006.

Credit Quality Remains Sound Despite Increase in Nonperforming Loans

The allowance for loan and lease losses at September 30, 2007, was 1.38 percent of loans and 104 percent of nonperforming loans, compared to 1.40 percent of loans and 356 percent of nonperforming loans at December 31, 2006, and 1.42 percent of loans and 172 percent of nonperforming loans at June 30, 2007. Nonperforming loans were $30.4 million or 1.33 percent of total loans and leases at September 30, 2007, compared to $8.4 million or 0.39 percent of total loans and leases at December 31, 2006, and $19.1 million or 0.83 percent of total loans and leases at June 30, 2007. The majority of the $21.9 million increase in nonperforming loans from December 31, 2006, occurred during the second and third quarters of 2007. Over half of this increase was attributable to four nonperforming loans at Wisconsin Community Bank totaling $12.1 million, of which $4.0 million in outstanding balances on two of these loans is covered by government guarantees. The remaining increase was distributed among the bank subsidiaries and related to a few loan customers. Net charge-offs during the third quarter of 2007 were $1.9 million compared to $2.9 million and $362,000 during the second and first quarters of 2007, respectively.  Management monitors the loan portfolio of each bank subsidiary and, at this point, does not feel that the increase in nonperforming loans is any indication of a systemic problem but is more likely a result of a shift in the economy in some of our markets. Because of the net realizable value of collateral, guarantees and other factors, management expects losses on Heartland’s nonperforming loans for the remainder of 2007 to be significantly below the amounts experienced during the second and third quarters of the year.

Fuller commented, “Even though we have experienced an increase in nonperforming loans during the quarter, we believe the allowance for loan and lease losses is adequate and that anticipated losses from nonperforming loans will be consistent with our historical experience.”

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-0530 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through November 5, 2007, by dialing 800-405-2236, code 11097004, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.2 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 58 banking locations in 39 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana and Colorado. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Risk Factors section of its Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006
Interest Income
Interest and fees on loans and leases	$47,406	$43,664	$140,712	$121,850
Interest on securities and other:
Taxable	5,446	4,591	16,010	12,465
Nontaxable	1,513	1,441	4,414	4,338
Interest on federal funds sold	310	64	310	164
Interest on deposits in other financial institutions	2	4	20	16
Total Interest Income	54,677	49,764	161,466	138,833
Interest Expense
Interest on deposits	20,477	16,862	58,325	44,457
Interest on short-term borrowings	2,764	2,702	10,545	6,876
Interest on other borrowings	4,199	3,348	10,762	9,543
Total Interest Expense	27,440	22,912	79,632	60,876
Net Interest Income	27,237	26,852	81,834	77,957
Provision for loan and lease losses	575	1,381	6,769	4,040
Net Interest Income After Provision for Loan and Lease Losses	26,662	25,471	75,065	73,917
Noninterest Income
Service charges and fees	2,861	3,085	8,287	8,354
Loan servicing income	1,068	1,150	3,103	3,188
Trust fees	2,089	1,774	6,265	5,332
Brokerage and insurance commissions	820	450	2,158	1,339
Securities gains, net	31	67	303	428
Gain (loss) on trading account securities	(7)	53	80	61
Impairment loss on equity securities	-	(76)	-	(76)
Gains on sale of loans	604	551	2,051	1,678
Income on bank owned life insurance	595	250	1,212	769
Other noninterest income	(145)	197	161	418
Total Noninterest Income	7,916	7,501	23,620	21,491
Noninterest Expense
Salaries and employee benefits	14,301	13,039	42,680	38,457
Occupancy	2,004	1,828	5,941	5,373
Furniture and equipment	1,669	1,593	5,124	4,987
Outside services	2,374	2,273	7,011	6,954
Advertising	886	998	2,694	2,863
Other intangibles amortization	241	249	652	693
Other noninterest expenses	3,272	3,180	9,970	11,604
Total Noninterest Expense	24,747	23,160	74,072	70,931
Income Before Income Taxes	9,831	9,812	24,613	24,477
Income taxes	2,906	3,207	7,403	7,665
Income From Continuing Operations	6,925	6,605	17,210	16,812
Discontinued Operations
Income from operations of discontinued operations(1)	-	423	2,756	1,191
Income taxes	-	154	1,085	434
Income From Discontinued Operations	-	269	1,671	757
Net Income	$6,925	$6,874	$18,881	$17,569
Earnings per common share-basic	$0.42	$0.42	$1.15	$1.06
Earnings per common share-diluted	$0.42	$0.41	$1.14	$1.05
Earnings per common share from continuing operations-basic	$0.42	$0.40	$1.04	$1.02
Earnings per common share from continuing operations-diluted	$0.42	$0.39	$1.04	$1.00
Weighted average shares outstanding-basic	16,447,270	16,521,527	16,486,669	16,498,127
Weighted average shares outstanding-diluted	16,543,635	16,775,749	16,619,681	16,730,331

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Interest Income
Interest and fees on loans and leases	$ 47,406	$ 47,748	$ 45,558	$ 44,738	$ 43,664
Interest on securities and other:
Taxable	5,446	5,267	5,297	5,128	4,591
Nontaxable	1,513	1,443	1,458	1,445	1,441
Interest on federal funds sold	310	-	-	-	64
Interest on deposits in other financial institutions	2	8	10	6	4
Total Interest Income	54,677	54,466	52,323	51,317	49,764
Interest Expense
Interest on deposits	20,477	19,550	18,298	18,073	16,862
Interest on short-term borrowings	2,764	3,970	3,811	2,952	2,702
Interest on other borrowings	4,199	3,240	3,323	3,508	3,348
Total Interest Expense	27,440	26,760	25,432	24,533	22,912
Net Interest Income	27,237	27,706	26,891	26,784	26,852
Provision for loan and lease losses	575	4,268	1,926	(157)	1,381
Net Interest Income After Provision for Loan and Lease Losses	26,662	23,438	24,965	26,941	25,471
Noninterest Income
Service charges and fees	2,861	2,855	2,571	2,704	3,085
Loan servicing income	1,068	1,040	995	1,091	1,150
Trust fees	2,089	2,055	2,121	1,926	1,774
Brokerage and insurance commissions	820	845	493	532	450
Securities gains, net	31	147	125	125	67
Gain (loss) on trading account securities	(7)	46	41	80	53
Impairment loss on equity securities	-	-	-	-	(76)
Gains on sale of loans	604	856	591	611	551
Income on bank owned life insurance	595	317	300	382	250
Other noninterest income	(145)	(68)	374	8	197
Total Noninterest Income	7,916	8,093	7,611	7,459	7,501
Noninterest Expense
Salaries and employee benefits	14,301	14,210	14,169	12,518	13,039
Occupancy	2,004	2,010	1,927	1,918	1,828
Furniture and equipment	1,669	1,779	1,676	1,737	1,593
Outside services	2,374	2,368	2,269	2,450	2,273
Advertising	886	1,039	769	1,030	998
Other intangibles amortization	241	192	219	249	249
Other noninterest expenses	3,272	3,331	3,367	3,122	3,180
Total Noninterest Expense	24,747	24,929	24,396	23,024	23,160
Income Before Income Taxes	9,831	6,602	8,180	11,376	9,812
Income taxes	2,906	1,965	2,532	3,913	3,207
Income From Continuing Operations	6,925	4,637	5,648	7,463	6,605
Discontinued Operations
Income from operations of discontinued operations(1)	-	2,565	191	567	423
Income taxes	-	1,017	68	497	154
Income From Discontinued Operations	-	1,548	123	70	269
Net Income	$ 6,925	$ 6,185	$ 5,771	$ 7,533	$ 6,874
Earnings per common share-basic	$ 0.42	$ .38	$ .35	$ .46	$ .42
Earnings per common share-diluted	$ 0.42	$ .37	$ .34	$ .45	$ .41
Earnings per common share from continuingoperations-basic	$ 0.42	$ .28	$ .34	$ .45	$ .40
Earnings per common share from continuingoperations-diluted	$ 0.42	$ .28	$ .34	$ .44	$ .39
Weighted average shares outstanding-basic	16,447,270	16,451,031	16,542,876	16,531,998	16,521,527
Weighted average shares outstanding-diluted	16,543,635	16,644,286	16,760,688	16,784,656	16,775,749

(1)Includes a gain of $2,442 on the sale of Rocky Mountain Bank’s Broadus branch during the second quarter of 2007

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Assets
Cash and cash equivalents	$ 31,591	$ 35,721	$ 62,232	$ 49,143	$ 45,483
Securities	648,337	590,194	587,803	617,040	593,103
Loans held for sale	16,267	22,346	42,644	50,381	42,561
Loans and leases:
Held to maturity	2,274,119	2,298,256	2,224,097	2,147,845	2,122,156
Allowance for loan and lease losses	(31,438)	(32,738)	(31,545)	(29,981)	(30,684)
Loans and leases, net	2,242,681	2,265,518	2,192,552	2,117,864	2,091,472
Premises, furniture and equipment, net	119,461	115,885	112,951	108,567	106,937
Goodwill	40,207	40,207	40,207	39,817	39,817
Other intangible assets, net	8,378	8,530	8,997	9,010	9,198
Cash surrender value on life insurance	54,936	33,810	33,698	33,371	32,962
Assets of discontinued operations held for sale	-	-	20,947	-	51,122
Other assets	40,597	42,205	34,329	33,049	40,934
Total Assets	$ 3,202,455	$ 3,154,416	$ 3,136,360	$ 3,058,242	$ 3,053,589

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 367,617	$ 368,234	$ 360,744	$ 371,465	$ 367,133
Savings	850,845	804,949	825,600	822,915	813,573
Brokered time deposits	116,082	119,958	118,151	100,572	147,669
Other time deposits	1,086,732	1,075,024	1,045,330	1,016,705	962,809
Total deposits	2,421,276	2,368,165	2,349,825	2,311,657	2,291,184
Short-term borrowings	256,822	274,141	304,342	275,694	239,531
Other borrowings	268,716	268,758	210,804	224,523	243,987
Liabilities of discontinued operations held for sale	-	-	32,086	-	47,424
Accrued expenses and other liabilities	33,366	31,709	27,453	36,657	29,480
Total Liabilities	2,980,180	2,942,773	2,924,510	2,848,531	2,851,606
Stockholders’ Equity	222,275	211,643	211,850	209,711	201,983
Total Liabilities and Stockholders’ Equity	$ 3,202,455	$ 3,154,416	$ 3,136,360	$ 3,058,242	$ 3,053,589

Common Share Data
Book value per common share	$ 13.48	$ 12.88	$ 12.85	$ 12.65	$ 12.22
FAS 115 effect on book value per common share	$ 0.13	$ (0.15)	$ 0.10	$ 0.05	$ 0.01
Common shares outstanding, net of treasury stock	16,492,245	16,437,459	16,484,541	16,572,080	16,530,266

Tangible Capital Ratio(1)	5.62%	5.35%	5.38%	5.46%	5.18%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Nine Months Ended
	9/30/2007	9/30/2006	9/30/2007	9/30/2006

Average Balances
Assets	$ 3,176,715	$ 2,985,231	$ 3,136,034	$ 2,888,938
Loans and leases, net of unearned	2,287,264	2,112,091	2,268,127	2,044,926
Deposits	2,415,158	2,229,536	2,344,847	2,146,842
Earning assets	2,890,761	2,644,161	2,845,735	2,556,435
Interest bearing liabilities	2,558,460	2,327,554	2,513,295	2,248,654
Stockholders’ equity	216,038	195,737	212,339	192,020
Tangible stockholders’ equity	174,637	152,755	170,607	151,809

Earnings Performance Ratios
Annualized return on average assets	0.86%	0.91%	0.80%	0.81%
Annualized return on average equity	12.72	13.93	11.89	12.23
Annualized return on average tangible equity	15.91	17.85	14.80	15.47
Annualized net interest margin(1)	3.87	4.16	3.98	4.22
Efficiency ratio(2)	68.63	65.82	68.62	69.75

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006

Average Balances
Assets	$ 3,176,715	$ 3,158,088	$ 3,073,337	$ 3,051,995	$ 2,985,231
Loans and leases, net of unearned	2,287,264	2,302,037	2,214,852	2,151,870	2,112,091
Deposits	2,415,158	2,348,386	2,270,678	2,263,567	2,229,536
Earning assets	2,890,761	2,857,840	2,790,087	2,716,768	2,644,161
Interest bearing liabilities	2,558,460	2,524,956	2,457,797	2,391,269	2,327,554
Stockholders’ equity	216,038	211,639	209,338	204,438	195,737
Tangible stockholders’ equity	174,637	169,641	167,566	162,053	152,755

Earnings Performance Ratios
Annualized return on average assets	0.86%	0.79%	0.76%	0.98%	0.91%
Annualized return on average equity	12.72	11.72	11.18	14.62	13.93
Annualized return on average tangible equity	15.91	14.62	13.97	18.44	17.85
Annualized net interest margin(1)	3.87	4.02	4.04	4.04	4.16
Efficiency ratio(2)	68.63	68.17	69.10	65.74	65.82

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	the Nine Months	the Year	the Nine Months	The Year
	Ended	Ended	Ended	Ended
	9/30/2007	12/31/2006	9/30/2006	12/31/2005
Loan and Lease Data
Commercial and commercial real estate	$ 1,611,226	$ 1,483,738	$ 1,452,239	$ 1,304,080
Residential mortgage	224,732	225,343	221,828	219,671
Agricultural and agricultural real estate	226,550	233,748	244,710	230,357
Consumer	204,545	194,652	193,058	181,019
Direct financing leases, net	10,902	14,359	14,079	21,586
Unearned discount and deferred loan fees	(3,836)	(3,995)	(3,758)	(3,647)
Total loans and leases	$ 2,274,119	$ 2,147,845	$ 2,122,156	$ 1,953,066

Asset Quality
Nonaccrual loans	$ 30,286	$ 8,104	$ 10,699	$ 14,877
Loans past due ninety days or more as to interest orprincipal payments	69	315	6,359	115
Other real estate owned	2,129	1,575	1,450	1,586
Other repossessed assets	392	349	355	471
Total nonperforming assets	$ 32,876	$ 10,343	$ 18,863	$ 17,049

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 29,981	$ 27,791	$ 27,791	$ 24,973
Provision for loan and lease losses from continuingoperations	6,769	3,883	4,040	6,533
Provision for loan and lease losses from discontinuedoperations	-	(5)	(5)	31
Loans charged off	(6,536)	(3,989)	(2,655)	(4,579)
Recoveries	1,362	1,733	948	1,152
Reclass for unfunded commitments to other liabilities	-	-	-	(319)
Additions related to acquired bank	-	591	591	-
Reductions related to discontinued operations	(138)	(23)	(23)	-
Balance, end of period	$ 31,438	$ 29,981	$ 30,684	$ 27,791

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	1.33%	0.39%	0.80%	0.77%
Ratio of nonperforming assets to total assets	1.03	0.34	0.62	0.60
Ratio of net loan chargeoffs to average loans and leases	0.23	0.11	0.08	0.18
Allowance for loan losses as a percent of loans and leases	1.38	1.40	1.45	1.42
Allowance for loan losses as a percent of nonperforming loans and leases	103.57	356.11	179.88	185.37

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	9/30/2007			9/30/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$474,366	$5,446	4.55%	$426,368	$4,591	4.27%
Nontaxable(1)	136,834	2,271	6.58	131,289	2,200	6.65
Total securities	611,200	7,717	5.01	557,657	6,791	4.83
Interest bearing deposits	764	2	1.04	286	4	5.55
Federal funds sold	24,180	310	5.09	4,594	64	5.53
Loans and leases:
Commercial and commercial real estate(1)	1,609,044	31,757	7.83	1,457,416	28,914	7.87
Residential mortgage	239,447	4,069	6.74	229,855	3,820	6.59
Agricultural and agricultural real estate(1)	227,630	4,650	8.10	218,466	4,358	7.91
Consumer	199,823	5,351	10.62	192,245	4,876	10.06
Direct financing leases, net	11,320	171	5.99	14,109	219	6.16
Fees on loans	-	1,589		-	1,618	-
Less: allowance for loan and lease losses	(32,647)	-	-	(30,467)	-	-
Net loans and leases	2,254,617	47,587	8.37	2,081,624	43,805	8.35
Total earning assets	2,890,761	$55,616	7.63%	2,644,161	$50,664	7.60%
Nonearning Assets	285,954			341,070
Total Assets	$3,176,715			$2,985,231
Interest Bearing Liabilities
Interest bearing deposits
Savings	$850,988	$6,021	2.81%	$791,790	$5,177	2.59%
Time, $100,000 and over	305,748	3,848	4.99	220,582	2,410	4.33
Other time deposits	888,706	10,608	4.74	859,106	9,275	4.28
Short-term borrowings	243,820	2,764	4.50	227,349	2,702	4.72
Other borrowings	269,198	4,199	6.19	228,727	3,348	5.81
Total interest bearing liabilities	2,558,460	27,440	4.26	2,327,554	22,912	3.91
Noninterest Bearing Liabilities
Noninterest bearing deposits	369,716			358,058
Accrued interest and other liabilities	32,501			103,882
Total noninterest bearing liabilities	402,217			461,940
Stockholders’ Equity	216,038			195,737
Total Liabilities and Stockholders’ Equity	$3,176,715			$2,985,231
Net interest income(1)		$28,176			$27,752
Net interest spread(1)			3.37%			3.69%
Net interest income to total earning assets(1)			3.87%			4.16%
Interest bearing liabilities to earning assets	88.50%			88.03%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Nine Months Ended
	9/30/2007			9/30/2006
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$468,616	$16,010	4.57%	$404,779	$12,465	4.12%
Nontaxable(1)	132,831	6,677	6.72	131,109	6,657	6.79
Total securities	601,447	22,687	5.04	535,888	19,122	4.77
Interest bearing deposits	683	20	3.92	477	16	4.48
Federal funds sold	7,490	310	5.53	4,436	164	4.94
Loans and leases:
Commercial and commercial real estate(1)	1,590,559	94,567	7.95	1,409,859	79,967	7.58
Residential mortgage	243,299	12,399	6.81	224,677	10,920	6.50
Agricultural and agricultural real estate(1)	225,606	13,728	8.14	210,577	12,478	7.92
Consumer	196,110	15,482	10.55	185,974	13,765	9.90
Direct financing leases, net	12,553	560	5.96	13,839	628	6.07
Fees on loans	-	4,500	-	-	4,452	-
Less: allowance for loan and lease losses	(32,012)	-	-	(29,292)	-	-
Net loans and leases	2,236,115	141,236	8.44	2,015,634	122,210	8.11
Total earning assets	2,845,735	$164,253	7.72%	2,556,435	$141,512	7.40%
Nonearning Assets	290,299			332,503
Total Assets	$3,136,034			$2,888,938
Interest Bearing Liabilities
Interest bearing deposits
Savings	$825,967	$17,132	2.77%	$774,788	$13,534	2.34%
Time, $100,000 and over	282,393	10,394	4.92	216,043	6,502	4.02
Other time deposits	878,808	30,799	4.69	812,457	24,421	4.02
Short-term borrowings	291,941	10,545	4.83	217,848	6,876	4.22
Other borrowings	234,186	10,762	6.14	227,518	9,543	5.61
Total interest bearing liabilities	2,513,295	79,632	4.24	2,248,654	60,876	3.62
Noninterest Bearing Liabilities
Noninterest bearing deposits	357,679			343,554
Accrued interest and other liabilities	52,721			104,710
Total noninterest bearing liabilities	410,400			448,264
Stockholders’ Equity	212,339			192,020
Total Liabilities and Stockholders’ Equity	$3,136,034			$2,888,938
Net interest income(1)		$84,621			$80,636
Net interest spread(1)			3.48			3.78
Net interest income to total earning assets(1)			3.98%			4.22%
Interest bearing liabilities to earning assets	88.22%			87.96%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Nine Months Ended 9/30/2007	As of and For the Year Ended 12/31/2006	As of and For the Nine Months Ended 9/30/2006	As of and For the Year Ended 12/31/2005
Total Assets
Dubuque Bank and Trust Company	$902,139	$843,282	$851,884	$833,885
New Mexico Bank & Trust	660,490	638,712	585,458	557,062
Wisconsin Community Bank	420,803	413,108	419,821	390,842
Rocky Mountain Bank	431,850	438,972	441,851	388,149
Galena State Bank and Trust Company	230,055	219,863	235,174	241,719
Riverside Community Bank	217,232	199,483	198,058	195,099
Arizona Bank & Trust	228,507	223,567	225,915	136,832
First Community Bank	122,157	118,010	117,640	121,337
Summit Bank & Trust	47,625	21,590	-	-
Total Deposits
Dubuque Bank and Trust Company	$640,883	$636,527	$640,856	$608,687
New Mexico Bank & Trust	464,948	437,708	414,206	388,935
Wisconsin Community Bank	343,827	336,015	334,042	311,436
Rocky Mountain Bank	323,306	335,053	332,870	306,967
Galena State Bank and Trust Company	196,606	178,388	192,253	179,437
Riverside Community Bank	180,561	162,319	157,452	153,791
Arizona Bank & Trust	175,374	176,438	182,945	118,959
First Community Bank	100,512	95,287	92,773	95,506
Summit Bank & Trust	33,531	6,514	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.28%	1.45%	1.47%	1.28%
New Mexico Bank & Trust	1.30	1.21	1.14	1.10
Wisconsin Community Bank	0.51	0.53	0.37	0.63
Rocky Mountain Bank	1.60	1.18	0.89	0.72
Galena State Bank and Trust Company	0.61	1.35	1.29	1.22
Riverside Community Bank	0.46	0.64	0.66	0.83
Arizona Bank & Trust	0.13	0.47	0.41	0.19
First Community Bank	1.28	1.01	0.97	1.00
Summit Bank & Trust	(2.85)	(6.31)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.40%	3.61%	3.66%	3.48%
New Mexico Bank & Trust	4.77	5.05	5.13	4.75
Wisconsin Community Bank	3.48	3.83	3.93	3.75
Rocky Mountain Bank	4.80	5.16	5.17	4.93
Galena State Bank and Trust Company	3.39	3.45	3.41	3.43
Riverside Community Bank	3.48	3.71	3.77	3.76
Arizona Bank & Trust	4.73	4.92	4.93	5.03
First Community Bank	3.84	3.95	3.90	3.80
Summit Bank & Trust	5.46	6.98	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$8,421	$11,990	$9,077	$10,156
New Mexico Bank & Trust	6,323	6,873	4,721	5,565
Wisconsin Community Bank	1,588	2,109	1,074	2,444
Rocky Mountain Bank	5,296	4,840	2,674	2,757
Galena State Bank and Trust Company	992	3,167	2,315	2,808
Riverside Community Bank	706	1,252	973	1,608
Arizona Bank & Trust	226	902	549	199
First Community Bank	1,145	1,197	859	1,198
Summit Bank & Trust	(778)	(1,220)	-	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 9/30/2007	As of 12/31/2006	As of 9/30/2006	As of 12/31/2005
Total Portfolio Loans
Dubuque Bank and Trust Company	$630,104	$581,166	$600,066	$575,293
New Mexico Bank & Trust	439,801	410,438	373,735	330,609
Wisconsin Community Bank	295,864	272,407	287,357	270,837
Rocky Mountain Bank	313,994	309,943	319,946	279,230
Galena State Bank and Trust Company	149,612	158,222	168,206	176,813
Riverside Community Bank	142,260	137,102	135,251	132,781
Arizona Bank & Trust	163,295	160,614	157,660	94,285
First Community Bank	85,554	81,498	82,453	83,506
Summit Bank & Trust	31,611	14,953	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$7,712	$7,235	$7,459	$7,376
New Mexico Bank & Trust	5,837	5,352	5,216	4,497
Wisconsin Community Bank	4,494	4,570	4,719	4,285
Rocky Mountain Bank	4,041	4,044	4,645	4,048
Galena State Bank and Trust Company	1,992	2,049	2,235	2,181
Riverside Community Bank	1,815	1,747	1,536	1,674
Arizona Bank & Trust	2,392	2,133	1,972	1,181
First Community Bank	1,103	1,182	1,254	1,191
Summit Bank & Trust	392	192	-	-
Nonperforming Loans
Dubuque Bank and Trust Company	$4,338	$1,216	$2,554	$2,745
New Mexico Bank & Trust	3,060	2,206	2,499	2,359
Wisconsin Community Bank	14,082	1,966	4,223	1,321
Rocky Mountain Bank	2,033	822	3,463	5,634
Galena State Bank and Trust Company	1,587	370	1,619	965
Riverside Community Bank	1,542	602	778	462
Arizona Bank & Trust	2,137	254	-	7
First Community Bank	884	588	1,458	992
Summit Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans
Dubuque Bank and Trust Company	1.22%	1.24%	1.24%	1.28%
New Mexico Bank & Trust	1.33	1.30	1.40	1.36
Wisconsin Community Bank	1.52	1.68	1.64	1.58
Rocky Mountain Bank	1.29	1.30	1.45	1.45
Galena State Bank and Trust Company	1.33	1.30	1.33	1.23
Riverside Community Bank	1.28	1.27	1.14	1.26
Arizona Bank & Trust	1.46	1.33	1.25	1.25
First Community Bank	1.29	1.45	1.52	1.43
Summit Bank & Trust	1.24	1.28	-	-